Exhibit n.8

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Pre-Effective Amendment No. 1 to the Registration Statement (No. 333-223663) on Form N-2 of Solar Capital Ltd. of our report dated February 13, 2018, relating to the consolidated financial statements of Crystal Financial LLC, as of and for the years ended December 31, 2017 and 2016.

/s/ RSM US LLP

Boston, Massachusetts

May 24, 2018